                                                                 EXHIBIT (n)(3)

INDEPENDENT AUDITORS' CONSENT

NAB Exchangeable Preferred Trust:

We consent to the inclusion in this Pre-Effective Amendment No. 1 to Registration Statement Nos. 333-60719 and 811-08939 of NAB Exchangeable Preferred Trust (the "Trust") on Form N-2 of our report dated September 10, 1998 relating to the audit of the statement of assets and liabilities of the Trust and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
September 14, 1998